UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 10, 2017

PLAYA HOTELS & RESORTS N.V.

(Exact name of registrant as specified in its charter)

The Netherlands	1-38012	Not Applicable
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Prins Bernhardplein 200 1097 JB Amsterdam, the Netherlands	Not Applicable
(Address of principal executive offices)	(Zip Code)

Tel: +31 20 808108

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencements communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Introductory Note

On March 11, 2017 (the “Closing Date”), the registrant consummated the previously announced business combination pursuant to that certain Transaction Agreement (the “Transaction Agreement”), by and among the registrant, a Dutch public limited liability company (naamloze vennootschap), Pace Holdings Corp., a Cayman Islands exempted company (“Pace”), Playa Hotels & Resorts B.V., a Dutch private limited liability company (besloten vennootschap met beperkte aansprakelijkheid) (“Playa”), and New PACE Holdings Corp., a Cayman Islands exempted company (“New Pace”), pursuant to which, and in connection therewith, among other things, (i) Pace issued to TPG Pace Sponsor, LLC, a Cayman Islands limited liability company and the sponsor of Pace (formerly, TPACE Sponsor Corp., a Cayman Islands exempted company) (“Pace Sponsor”), warrants (a “Pace Earnout Warrant”) to acquire Class A ordinary shares, par value $0.0001 per share, of Pace (each, a “Class A Share”), which warrants were, pursuant to the Pace Merger (as defined below), exchanged for warrants (each, a “Company Earnout Warrant”) to acquire ordinary shares, par value € 0.10 per share, of the registrant (each, a “Company Share”), in each case, upon the occurrence of certain events; (ii) Pace entered into certain securities purchase agreements (the “Securities Purchase Agreements”) with the holders of Playa’s preferred shares (the “Playa Preferred Shareholders”) to acquire all of the preferred shares, par value $0.01 per share, of Playa (the “Playa Preferred Shares”); (iii) Pace Sponsor surrendered for no consideration (a) 3,750,000 Class F ordinary shares, par value $0.0001 per share, of Pace issued to it prior to Pace’s initial public offering (the “Founder Shares”) and (b) 7,333,333 of the warrants issued to it at the time of Pace’s initial public offering, each of which is exercisable for one-third of one Class A Share (the “Private Placement Warrants”); (iv) Pace merged with and into New Pace, with New Pace being the surviving company in such merger (the “Pace Merger”); (v) the registrant, as Pace’s successor in interest under the Securities Purchase Agreements with the Playa Preferred Shareholders following the consummation of the Pace Merger, acquired all of the Playa Preferred Shares from the Playa Preferred Shareholders; and (vi) Playa merged with and into the registrant, with the registrant being the surviving company in such merger (the “Playa Merger” and, collectively with the Pace Merger and the other transactions contemplated by the Transaction Agreement, the “Business Combination”). The effect of the foregoing replicated the economics of a merger of Pace and Playa.

Upon the closing of the Business Combination (the “Closing”), the registrant changed its name from “Porto Holdco N.V.” to “Playa Hotels & Resorts N.V.” Unless the context otherwise requires, “we,” “us,” “our” and the “Company” refer to the registrant and its subsidiaries. “Holdco” refers to the registrant prior to the Closing, and “Playa,” the “Playa Business” or “Playa before the Business Combination” refers to the Playa business before it merged with and into the Company upon the Closing.

Item 1.01	Entry into a Material Definitive Agreement.

Shareholder Agreement

On March 10, 2017, in connection with the Closing, the Company, Pace Sponsor, HI Holdings Playa B.V. (“HI Holdings Playa”) and Cabana Investors B.V. and Playa Four Pack, L.L.C. (collectively, “Cabana”) entered into that certain Shareholder Agreement. The Shareholder Agreement provides that the board of directors of the Company (the “Company Board”), as of the closing of the Business Combination, is comprised of ten directors, consisting of nine non-executive directors and Bruce D. Wardinski, as the initial CEO Director. As of the closing of the Business Combination, three of the non-executive directors, Thomas Klein, Paul Hackwell and Karl Peterson, were designated by Pace Sponsor (and Thomas Klein is not employed by, and does not have any other material financial relationship with, the Pace Sponsor or any of its affiliates) (each, a “Pace Director”), two of the non-executive directors, Daniel Hirsch and Stephen Millham, were designated by Cabana (each, a “Cabana Director”), and one non-executive director, Stephen Haggerty was designated by HI Holdings Playa (the “Hyatt Director”). The Shareholder Agreement further provides that each of the directors, other than the CEO Director, is an “Independent Director” within the meaning of the listing rules of the NASDAQ Capital Market (the “NASDAQ”).

Under the Shareholder Agreement, after the expiration of the initial one-year term, Pace Sponsor, HI Holdings Playa and Cabana will have certain rights to designate directors to the Company Board.

•	Pace Directors: Pace Sponsor will have the right to designate (i) three directors to the Company Board for as long as Pace Sponsor holds more than 7,500,000 Company Shares, (ii) two directors to the Company Board for as long as Pace Sponsor holds 7,500,000 or fewer but more than 5,625,000 Company Shares, and (iii) one director to the Company Board for as long as Pace Sponsor holds 5,625,000 or fewer but more than 3,750,000 Company Shares.

•	Hyatt Director: HI Holdings Playa will have the right to designate one director to the Company Board for as long as HI Holdings Playa holds more than 7,500,000 Company Shares.

•	Cabana Directors: Cabana will have the right to designate (i) two directors to the Company Board for so long as Cabana holds more than 15,000,000 Company Shares and (ii) one director to the Company Board for so long as Cabana holds 15,000,000 or fewer but more than 7,500,000 Company Shares.

The three remaining directors, Hal Jones, Elizabeth Lieberman and Arturo Sarukhan, were nominated by the Company Board in accordance with the Company Articles of Association.

The Company nominated the respective director designees as provided for in the Shareholder Agreement. In addition, each of Pace Sponsor, HI Holdings Playa and Cabana (the “Designating Shareholders”) agreed to vote to elect the designees of the other shareholder signatories designated in accordance with the Shareholder Agreement to the Company Board for the term of the Shareholder Agreement, unless such shareholder ceases to hold the minimum number of Company Shares needed for such person to be entitled to designate at least one such director.

The Shareholder Agreement also provides that the Company Board shall maintain a Capital Allocation Committee, initially consisting of one Pace Director, one Cabana Director and the CEO Director. For as long as Pace Sponsor or Cabana are entitled to appoint any director to the Company Board, any vacancy on the Capital Allocation Committee resulting from the resignation, removal, or death of the applicable Pace Director or Cabana Director, as applicable, must be promptly filled by the Company Board following prompt nomination of such replacement director by Pace Sponsor or Cabana. Any action by the Capital Allocation Committee will require the affirmative vote of two committee members.

The foregoing description of the Shareholder Agreement does not purport to be complete and is qualified in its entirety by the terms and conditions of the Shareholder Agreement, which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Registration Rights Agreement

On March 10, 2017, in connection with the Closing, the Company, Pace Sponsor, Cabana, HI Holdings Playa, and other holders named therein entered into that certain Registration Rights Agreement. Pursuant to the Registration Rights Agreement, as of the Closing, certain persons who were holders of Company Shares immediately after the Playa Merger, including HI Holdings Playa, Cabana, certain other shareholders of Playa immediately prior to consummation of the Business Combination, Pace Sponsor, Chad Leat, Robert Suss, Paul Walsh and Kneeland Youngblood (the “Holders”), are entitled to registration rights. At any time, and from time to time, after the six month anniversary of the closing of the Business Combination, HI Holdings Playa, Cabana or Pace Sponsor may demand that the Company register for resale some or all of their Company Shares for so long as they continue to meet certain ownership thresholds.

The foregoing description of the Registration Rights Agreement does not purport to be complete and is qualified in its entirety by the terms and conditions of the Registration Rights Agreement, which is attached hereto as Exhibit 10.2 and is incorporated herein by reference.

Subscription Agreements

In connection with the transactions contemplated by the Transaction Agreement, on March 11, 2017, we entered into subscription agreements (the “Subscription Agreements”) with Playa employees, their family members and persons with business relationships with Playa (collectively, the “Playa Investors”), pursuant to which the Playa Investors agreed to purchase 82,751 Company Shares for an aggregate purchase price of $798,547.15. The closings under the Subscription Agreements, which were subject to ordinary closing conditions, occurred on March 11, 2017.

The Company Shares issued pursuant to the Subscription Agreements have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), and were issued in reliance upon the exemption provided in Section 4(a)(2) of the Securities Act and/or Regulation D promulgated thereunder. We have agreed to register the resale of the shares issued pursuant to the Subscription Agreements pursuant to a registration statement that must be filed within 30 calendar days after consummation of the Business Combination. The Subscription Agreements also contain other customary representations, warranties, covenants and agreements of the parties thereto.

The foregoing summary of the Subscription Agreements does not purport to be complete and is qualified in its entirety by reference to the Subscription Agreements, a form of which are included as Exhibit 10.5 to this Current Report on Form 8-K and incorporated by reference herein.

2017 Omnibus Incentive Plan

The Company Board approved the 2017 Omnibus Incentive Plan (the “2017 Plan”) on March 10, 2017, and our shareholders approved the 2017 Plan pursuant to a written resolution of the general meeting of shareholders on March 10, 2017. The purpose of the 2017 Plan is to (a) provide eligible persons with an incentive to contribute to our success and to operate and manage our business in a manner that will provide for our long-term growth and profitability to benefit our shareholders and other important stakeholders, including employees and customers, and (b) provide a means of obtaining, rewarding and retaining key personnel. The 2017 Plan provides for the grant of options to purchase Company Shares, share awards (including restricted shares and share units), share appreciation rights, performance shares or other performance-based awards, unrestricted shares, dividend equivalent rights, other equity-based awards and cash bonus awards. We have reserved a total of 4,000,000 Company Shares for issuance pursuant to the 2017 Plan, subject to certain adjustments set forth in the 2017 Plan.

The foregoing description of the 2017 Plan does not purport to be complete and is qualified in its entirety by the terms and conditions of the 2017 Plan, which is attached hereto as Exhibit 10.16 and is incorporated herein by reference.

Indemnification Agreements

On March 11, 2017, we entered into indemnification agreements with each of our directors and executive officers. Each indemnification agreement provides for indemnification and advancements by the Company of certain expenses and costs relating to claims, suits or proceedings arising from his or her service to the Company or, at our request, service to other entities, as officers or directors to the maximum extent permitted by Dutch law.

The foregoing description of the indemnification agreements does not purport to be complete and is qualified in its entirety by the terms and conditions of the form of indemnification agreement, which is attached hereto as Exhibit 10.15 and is incorporated by reference.

Warrant Agreements

On March 11, 2017, we entered into a Company Earnout Warrants Agreement with each of the shareholders of Playa pursuant to which we issued each such Playa shareholder its pro rata share of 1,000,000 warrants to purchase Company Shares (“Company Earnout Warrants”) (calculated in accordance with such shareholder’s ownership of Playa immediately prior to the consummation of the Business Combination). Pursuant to the Company Earnout Warrants Agreements, each such former Playa shareholder has the right to acquire its pro rata share of 1,000,000 Company Shares in the event that the price per share underlying the warrants on the NASDAQ is greater than $13.00 for a period of more than 20 days out of 30 consecutive trading days after the closing date of the Business Combination but within five years after the closing date of the Business Combination (the “Trigger Event”).

On March 10, 2017, we entered into a Sponsor Earnout Warrants Agreement with Pace Sponsor pursuant to which we issued Pace Sponsor 2,000,000 Company Earnout Warrants. Pursuant to the Sponsor Earnout Warrants Agreements, Pace Sponsor has the right to acquire 2,000,000 Company Shares upon the occurrence of the Trigger Event.

On March 11, 2017, we entered into a Company Founder Warrants Agreement with each of the shareholders of Playa pursuant to which we issued each such Playa shareholder its pro rata share of 7,333,333 warrants to acquire Company Shares on substantially equivalent terms and conditions as set forth in the New Pace Founder Warrants (as defined below) (“Company Founder Warrants”) (calculated in accordance with such shareholder’s ownership of Playa immediately prior to the consummation of the Business Combination). Pursuant to the Company Founder Warrants Agreements, each such former Playa shareholder has the rights set forth in the Warrant Agreement between the Company and Computershare Trust Company N.A. (“Computershare”), dated as of March 10, 2017. As such, the holder of each Company Founder Warrant has the right to purchase from the Company one-third of one Ordinary Share, at the price of one third of $11.50 per share, subject to certain adjustments described in the Warrant Agreement.

On March 10, 2017, we entered into a Company Founder Warrants Agreement with Pace Sponsor, LLC pursuant to which we issued 14,666,667 Company Founder Warrants. Pursuant to the Company Founder Warrants Agreement, Pace Sponsor has the rights set forth in the Warrant Agreement between the Company and Computershare dated as of March 10, 2017. Therefore, Pace Sponsor, with respect to each Company Founder Warrant, has the right to purchase from the Company one-third of one Ordinary Share, at the price of one third of $11.50 per share, subject to certain adjustments described in the Warrant Agreement.

On March 10, 2017, we entered into a Warrant Agreement with Computershare, Inc. and Computershare, pursuant to which Computershare agreed to act as exchange agent with respect to the issuance of warrants acquire Company Shares on substantially equivalent terms and conditions as set forth in the New Pace Public Warrants (as defined below) (“Company Public Warrants”) and the Company Founder Warrants in connection with the closing of the Business Combination.

Each of the Company Founder Warrants and the Company Earnout Warrants have not been registered under the Securities Act in reliance upon the exemption provided in Section 4(a)(2) of the Securities Act and/or Regulation D promulgated thereunder and are subject to transfer restrictions pursuant to the Company Founder Warrants Agreement, the Company Earnout Warrants Agreement and the Sponsor Earnout Warrants Agreement.

Item 2.01	Completion of Acquisition or Disposition of Assets.

The disclosure set forth in the “Introductory Note” above is incorporated into this Item 2.01 by reference. On March 1, 2017, the Business Combination was approved by Pace’s shareholders. The Business Combination was completed on March 11, 2017.

Consideration to Pace Shareholders and Pace Warrant Holders in the Business Combination

The consideration paid to the Pace shareholders in connection with the Business Combination consisted of: (i) 40,334,959 Company Shares issued to former Pace public shareholders; (ii) 7,500,000 Company Shares issued to Pace Sponsor and other former holders of Founder Shares, which Company Shares have not been registered under the Securities Act in reliance upon the exemption provided in Section 4(a)(2) of the Securities Act and/or Regulation D promulgated thereunder, (iii) 5,064,654 Company Shares issued to the PIPE Investors (as defined below), which Company Shares have not been registered under the Securities Act in reliance upon the exemption provided in Section 4(a)(2) of the Securities Act and/or Regulation D promulgated thereunder, (iv) 14,666,667 Company Founder Warrants, which Company Founder Warrants have not been registered under the Securities Act in reliance upon the exemption provided in Section 4(a)(2) of the Securities Act and/or Regulation D promulgated thereunder; and (v) 45,000,000 Company Public Warrants. The number of Company Shares, Company Founder Warrants and Company Public Warrants received by the Pace shareholders were determined as follows:

•	at the effective time of the Pace Merger, each Pace Class A Share was converted into the right to receive one validly issued, fully paid and non-assessable New Pace Class A Share, which, immediately after the Pace Merger and prior to the consummation of the Playa Merger, was exchanged for one validly issued, fully paid and non-assessable Company Share;

•	at the effective time of the Pace Merger, each Class F Share was converted into the right to receive one validly issued, fully paid and non-assessable Class F ordinary share, par value $0.0001 per share, of New Pace (the “New Pace Class F Shares”), which, immediately after the Pace Merger and prior to the consummation of the Playa Merger, was exchanged for one validly issued, fully paid and non-assessable Company Share;

•	at the effective time of the Pace Merger, each warrant issued to Pace Sponsor prior to Pace’s initial public offering, each of which was exercisable for one-third of one Pace Class A Share (the “Founder Warrants”), was (after taking into account the cancellation of Founder Warrants contemplated by the Sponsor Letter Agreement, which is attached hereto as Exhibit 10.6) cancelled in exchange for one warrant to acquire New Pace Class A Shares on substantially equivalent terms and conditions as set forth in the Founder Warrants (the “New Pace Founder Warrants”), which were, immediately after the Pace Merger and prior to the Playa Merger, exchanged for a Company Founder Warrant on substantially equivalent terms and conditions; and

•	at the effective time of the Pace Merger, each Pace public warrant was cancelled in exchange for one warrant to acquire New Pace Class A Shares on substantially equivalent terms and conditions as set forth in the Pace public warrants (the “New Pace Public Warrants”), which were, immediately after the Pace Merger and prior to the Playa Merger, exchanged for a Company Public Warrant on substantially equivalent terms and conditions.

In addition, as noted above prior to the Pace Merger, Pace Sponsor received the Sponsor Earnout Warrants pursuant to which it has the right to acquire 2,000,000 Pace Class A Shares upon the occurrence of the Trigger Event. At the effective time of the Pace Merger, each Sponsor Earnout Warrant was cancelled in exchange for one warrant to acquire New Pace Class A Shares on substantially equivalent terms and conditions as set forth in the Sponsor Earnout Warrants, which were, immediately after the Pace Merger and prior to the Playa Merger, exchanged for a Company Earnout Warrant on substantially equivalent terms and conditions.

In connection with the foregoing and concurrently with the execution of the Transaction Agreement, Pace entered into subscription agreements with certain investors, including certain members of Pace management and affiliates (the “PIPE Investors”), pursuant to which the PIPE Investors agreed to subscribe for and purchase, and Pace agreed to issue and sell to the PIPE Investors, newly issued Class A Shares for gross proceeds of approximately $50.0 million (the “Private Placement”). The number of Class A shares sold pursuant to the Private Placement was reduced in connection with Playa Investors agreeing to purchase Company Shares pursuant to the Subscription Agreements, resulting in gross proceeds of approximately $49.2 million pursuant to the Private Placement. At the effective time of the Pace Merger, each Class A Share purchased in the Private Placement was exchanged for an equivalent number of New Pace Class A Shares at the consummation of the Pace Merger, which such shares were issued to the exchange agent and, immediately after the Pace Merger and prior to the consummation of the Playa Merger, were exchanged for an equivalent number of Company Shares. The 5,064,654 Company Shares issued pursuant to the subscription agreements have not been registered under the Securities Act in reliance upon the exemption provided in Section 4(a)(2) of the Securities Act and/or Regulation D promulgated thereunder. We have agreed to register the resale of the shares issued pursuant to the Private Placement pursuant to a registration statement that must be filed within 30 calendar days after consummation of the Business Combination.

Consideration Payable to Playa Shareholders in the Business Combination and Residual Cash to the Company

The consideration paid to the holders of Playa’s ordinary shares (the “Playa Common Shareholders”) in connection with the Playa Merger consisted of: (i) 50,481,822 Company Shares; (ii) 7,333,333 Company Founder Warrants; and (iii) warrants to acquire 1,000,000 Company Earnout Warrants. The aggregate number of Company Shares received by the Playa Common Shareholders was calculated based upon an enterprise value of Playa equal to $1,753.0 million. Each Playa Shareholder received its pro rata portion of the number of Company Founder Warrants issued to the Playa Common Shareholders and its pro rata portion of the Company Earnout Warrants issued to the Playa Common Shareholders.

The consideration paid to the Playa Preferred Shareholders in connection with the Playa Preferred Share Acquisition was an aggregate amount equal to $8.40 for each outstanding Playa Preferred Share (plus any accrued and unpaid dividends thereon through December 31, 2016), for an aggregate consideration value of approximately $353.8 million (which includes accrued but unpaid dividends on the Playa Preferred Shares through December 31, 2016, plus any additional accrued but unpaid dividends thereon after December 31, 2016 through the closing of the Business Combination). In addition, after payment of the consideration to the Playa Preferred Shareholders in the Playa Preferred Share Acquisition, the Company received additional cash proceeds of approximately $68.9 million.

The material terms and conditions of the Transaction Agreement are described on pages 148 to 166 of Holdco’s registration statement on Form S-4 filed with the SEC on February 7, 2017 (the “Registration Statement”) in the sections entitled “The Business Combination” and “The Transaction Agreement and Related Agreements,” which is incorporated herein by reference.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This Current Report on Form 8-K contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These forward-looking statements relate to expectations for future financial performance, business strategies or expectations for the Company’s business. Specifically, forward-looking statements may include statements relating to:

•	the benefits of the Business Combination;

•	the future financial performance of the Company following the Business Combination;

•	changes in the market for our resorts;

•	expansion plans and opportunities; and

•	other statements preceded by, followed by or that include the words “may,” “can,” “should,” “will,” “estimate,” “plan,” “project,” “forecast,” “intend,” “expect,” “anticipate,” “believe,” “seek,” “target” or similar expressions.

These forward-looking statements are based on information available as of the date of this Current Report on Form 8-K and our management’s current expectations, forecasts and assumptions, and involve a number of judgments, risks and uncertainties. Accordingly, forward-looking statements should not be relied upon as representing our views as of any subsequent date. We do not undertake any obligation to update forward-looking statements to reflect events or circumstances after the date they were made, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

As a result of a number of known and unknown risks and uncertainties, our actual results or performance may be materially different from those expressed or implied by these forward-looking statements. Some factors that could cause actual results to differ include:

•	general economic uncertainty and the effect of general economic conditions on the lodging industry in particular;

•	the popularity of the all-inclusive resort model, particularly in the luxury segment of the resort market;

•	the success and continuation of the Company’s relationship with Hyatt;

•	the volatility of currency exchange rates;

•	the success of the Company’s branding or rebranding initiatives with its current portfolio and resorts that may be acquired in the future, including the rebranding of two resorts under the new all-inclusive “Panama Jack” brand;

•	the Company’s failure to successfully complete its expansion, repair and renovation projects in the timeframes and at the costs anticipated;

•	significant increases in construction and development costs;

•	the Company’s ability to obtain and maintain financing arrangements on attractive terms;

•	the impact of and changes in governmental regulations or the enforcement thereof, tax laws and rates, accounting guidance and similar matters in regions in which the Company operates;

•	the effectiveness of the Company’s internal controls and its corporate policies and procedures and the success and timing of the remediation efforts for the material weaknesses the Company identified in its internal control over financial reporting;

•	changes in personnel and availability of qualified personnel;

•	environmental uncertainties and risks related to adverse weather conditions and natural disasters;

•	dependence on third parties to provide Internet, telecommunications and network connectivity to Company data centers;

•	the volatility of the market price and liquidity of Company Shares and other securities of the Company;

•	the increasingly competitive environment in which the Company will operate; and

•	other risks and uncertainties indicated or incorporated by reference in this Current Report on Form 8-K, including those set forth in the “Risk Factors” section in the Registration Statement beginning on page 51 of the Registration Statement, which is incorporated herein by reference.

Business

The business of the Company is described in the Registration Statement in the section entitled “Business of Playa and Certain Information about Playa” beginning on page 214 of the Registration Statement, which is incorporated to this Current Report on Form 8-K as Exhibit 99.4.

Risk Factors

The risk factors related to our business and operations are described in the Registration Statement in the section entitled “Risk Factors” beginning on page 51 of the Registration Statement, which is incorporated herein by reference.

Selected Consolidated Historical Financial and Other Information

The following tables set forth selected financial information. You should read the following selected financial information and operating data in conjunction with the section set forth in Exhibit 99.1 to this Current Report on Form 8-K entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and Playa’s audited consolidated financial statements and related notes, set forth in Exhibit 99.3 to this Current Report on Form 8-K. Playa derived the summary statements of operations data and other financial data for the years ended December 31, 2016, 2015 and 2014, and the summary balance sheet data as of December 31, 2016 and 2015 from Playa’s audited consolidated financial statements set forth in Exhibit 99.3 to this Current Report on Form 8-K. Playa’s historical results may not be indicative of the results that may be achieved in the future.

Consolidated Statement of Operations Data ($ in thousands, except per share data):

	Year Ended December 31,
	2016	2015	2014
Total revenue	$521,491	$408,345	$367,237
Operating income (loss)	$85,060	$59,920	$(15,265)
Net (loss) income	$20,216	$9,711	$(38,216)
Net loss available to ordinary shareholders	$(23,460)	$(29,946)	$(74,207)

Losses per share - Basic	$(0.39)	$(0.50)	$(1.18)
Losses per share - Diluted	$(0.39)	$(0.50)	$(1.18)

Consolidated Balance Sheet Data ($ in thousands):

	As of December 31,
	2016	2015
Property, plant and equipment, net	$1,400,317	$1,432,855
Total assets	$1,590,890	$1,644,024
Total debt	$828,317	$828,438
Total liabilities	$1,074,336	$1,098,034
Cumulative redeemable preferred shares	$345,951	$352,275

Selected Unaudited Pro Forma Condensed Combined Financial Information

The information set forth in Exhibit 99.2 to this Current Report on Form 8-K is incorporated herein by reference.

Management’s Discussion and Analysis of Financial Condition and Results of Operations

The information set forth in Exhibit 99.1 to this Current Report on Form 8-K entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” is incorporated herein by reference.

Quantitative and Qualitative Disclosures About Market Risk.

In the normal course of operations, we are exposed to interest rate risk and foreign currency risk which may impact future income and cash flows.

Interest Rate Risk

The risk from market interest rate fluctuations mainly affects long-term debt bearing interest at a variable interest rate. We may use derivative financial instruments to manage exposure to this risk. We currently do not have any interest rate swaps or similar derivative instruments. As of December 31, 2016, approximately 43% of our outstanding indebtedness bore interest at floating rates and approximately 57% bore interest at fixed rates. If market rates of interest on our floating rate debt were to increase by 1.0%, the increase in interest expense on our floating rate debt would decrease our future earnings and cash flows by approximately $3.6 million annually, assuming there was no amount outstanding under our Revolving Credit Facility. If market rates of interest on our floating rate debt were to decrease, our interest expense on floating rate debt would remain unchanged as our Term Loan contains a LIBOR floor of 1.00%.

Foreign Currency Risk

We are exposed to exchange rate fluctuations because all of our resort investments are based in locations where the local currency is not the U.S. dollar, which is our reporting currency. For the year ended December 31, 2016 approximately 3% of our revenues were denominated in currencies other than the U.S. dollar. As a result, our revenues reported on our consolidated statements of operations and comprehensive income (loss) are affected by movements in exchange rates.

Approximately 72% of our operating expenses for the year ended December 31, 2016 were denominated in the local currencies in the countries in which we operate. As a result, our operating expenses reported on our consolidated statements of operations and comprehensive income (loss) are affected by movements in exchange rates.

The foreign currencies in which our expenses are primarily denominated are the Mexican Peso, Dominican Peso and the Jamaican Dollar. The effect of an immediate 5% adverse change in foreign exchange rates on Mexican Peso-denominated expenses at December 31, 2016 would have impacted our net income before tax by approximately $8.9 million. The effect of an immediate 5% adverse change in foreign exchange rates on Dominican Peso-denominated expenses at December 31, 2016 would have impacted our net income before tax by approximately $3.6 million. The effect of an immediate 5% adverse change in foreign exchange rates on Jamaican Dollar-denominated expenses at December 31, 2016 would have impacted our net income before tax by approximately $1.9 million.

At this time, we do not have any outstanding derivatives or other financial instruments designed to hedge our foreign currency exchange risk.

Properties

Our registered office and mailing address is at Prins Bernhardplein 200, 1097 JB Amsterdam, the Netherlands. Our principal operating locations are described in the Registration Statement in the section entitled “Description of Playa’s Resorts” on page 222 of the Registration Statement, which is incorporated herein by reference.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth information regarding the beneficial ownership of Company Shares as of March, 12, 2017 by:

•	each person who is the beneficial owner of more than 5% of the Company’s outstanding ordinary shares;

•	each person who became an executive officer or director of the Company post-Business Combination; and

•	all executive officers and directors of the Company as a group post-Business Combination.

The SEC has defined “beneficial ownership” of a security to mean the possession, directly or indirectly, of voting power and/or investment power over such security. A shareholder is also deemed to be, as of any date, the beneficial owner of all securities that such shareholder has the right to acquire within 60 days after that date through (a) the exercise of any option, warrant or right, (b) the conversion of a security, (c) the power to revoke a trust, discretionary account or similar arrangement, or (d) the automatic termination of a trust, discretionary account or similar arrangement. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, ordinary shares subject to options or other rights (as set forth above) held by that person that are currently exercisable, or will become exercisable within 60 days thereafter, are deemed outstanding, while such shares are not deemed outstanding for purposes of computing percentage ownership of any other person. Each person named in the table has sole voting and investment power with respect to all of the ordinary shares shown as beneficially owned by such person, except as otherwise indicated in the table or footnotes below.

The beneficial ownership percentages set forth in the table below do not take into account (i) the issuance of any Company Shares (or options to acquire Company Shares) under the 2017 Omnibus Incentive Plan and (ii) the issuance of any Company Shares upon the exercise of outstanding warrants to purchase up to a total of approximately 25,333,333 Company Shares.

Unless otherwise indicated, the Company believes that all persons named in the table below have sole voting and investment power with respect to all shares of capital stock beneficially owned by them. To the Company’s knowledge, no Company Shares beneficially owned by any executive officer, director or director nominee have been pledged as security.

Unless otherwise indicated, the address of each person named below is c/o Playa Hotels & Resorts N.V, Prins Bernhardplein 200, 1097 JB Amsterdam, the Netherlands.

	Beneficial Ownership
Beneficial Owner	Number of Ordinary Shares of Company	Percentage of All Ordinary Shares(1)
Executive Officers and Directors
Bruce D. Wardinski	1,753,050	1.69%
Alexander Stadlin	0	0%
Larry Harvey	0	0%
Kevin Froemming	0	0%
David Camhi	5,181	0.01%
Stephen G. Haggerty	0	0%
Daniel J. Hirsch(2)	0	0%
Hal Stanley Jones	0	0%
Stephen L. Millham(3)	0	0%
Arturo Sarukhan	0	0%
Elizabeth Lieberman	0	0%
Karl Peterson(4)(8)	300,000	0.29%
Tom Klein	155,445	0.15%
Paul Hackwell	0	0%
All executive officers and directors as a group (14 persons)	2,213,676	2.14%

	Beneficial Ownership
Beneficial Owner	Number of Ordinary Shares of Company	Percentage of All Ordinary Shares(1)
Other 5% Shareholders
Cabana Investors B.V. (5)	28,358,322	27.41%
Playa Four Pack, L.L.C. (6)	1,810,358	1.75%
HI Holdings Playa (7)	11,969,741	11.57%
Abu Dhabi Investment Authority	5,972,955	5.77%
TPG Pace Sponsor, LLC (formerly, TPACE Sponsor Corp.) (8)	7,340,000	7.09%

(1)	Based on 103,464,186 Ordinary Shares outstanding.
(2)	Mr. Hirsch’s address is c/o Farallon Capital Management, L.L.C., One Maritime Plaza, Suite 2100, San Francisco, CA 94111.
(3)	Mr. Millham’s address is c/o Playa Hotels & Resorts, 3950 University Drive, Suite 301, Fairfax, Virginia 22030.
(4)	Does not include any Ordinary Shares Mr. Peterson may be deemed to hold indirectly through TPG Pace Sponsor, LLC. See Note 8 below.
(5)	The sole owner of Cabana Investors B.V. is Coöperatieve Cabana U.A. The sole owners of Coöperatieve Cabana U.A. are Farallon Capital Partners, L.P., Farallon Capital Institutional Partners, L.P., Farallon Capital Institutional Partners II, L.P., Farallon Capital Institutional Partners III, L.P. and Farallon Capital Offshore Investors II, L.P. (collectively, the “Cabana Farallon Funds”). FP is the general partner of each of the Cabana Farallon Funds and may be deemed to beneficially own the Company’s ordinary shares to be indirectly owned by each of the Cabana Farallon Funds. As managing members of FP with the power to exercise investment discretion, each of Philip D. Dreyfuss, Michael B. Fisch, Richard B. Fried, David T. Kim, Monica R. Landry, Michael G. Linn, Ravi K. Paidipaty, Rajiv A. Patel, Thomas G. Roberts, Jr., William Seybold, Andrew J. M. Spokes, John R. Warren and Mark C. Wehrly (collectively, the “Farallon Managing Members”) may be deemed to beneficially own the Company’s ordinary shares to be indirectly owned by each of the Cabana Farallon Funds. Each of FP, the Farallon Managing Members, Coöperatieve Cabana U.A. and the Cabana Farallon Funds disclaims beneficial ownership of Holdco’s ordinary shares to be held by Cabana Investors B.V. All of the entities and individuals identified in this footnote disclaim group attribution. Cabana Investors B.V.’s address is c/o Farallon Capital Management, L.L.C., One Maritime Plaza, Suite 2100, San Francisco, CA 94111.
(6)	FCM is the manager of Playa Four Pack, L.L.C. and may be deemed to beneficially own the Company Shares to be held by Playa Four Pack, L.L.C. The sole owners of Playa Four Pack, L.L.C. are Farallon Capital Partners, L.P., Farallon Capital Institutional Partners, L.P. and Farallon Capital Institutional Partners III, L.P. (collectively, the “Four Pack Farallon Funds”). FP is the general partner of each of the Four Pack Farallon Funds and may be deemed to beneficially own the Company Shares to be indirectly owned by each of the Four Pack Farallon Funds. As managing members of each of FP and FCM with the power to exercise investment discretion, each of the Farallon Managing Members may be deemed to beneficially own Company Shares to be indirectly owned by each of the Four Pack Farallon Funds. Each of FP, FCM, the Farallon Managing Members and the Four Pack Farallon Funds disclaims beneficial ownership of Company Shares to be held by Playa Four Pack, L.L.C. All of the entities and individuals identified in this footnote disclaim group attribution. Playa Four Pack, L.L.C.’s address is c/o Farallon Capital Management, L.L.C., One Maritime Plaza, Suite 2100, San Francisco, CA 94111.
(7)	HI Holdings Playa is an indirect wholly-owned subsidiary of Hyatt. Hyatt and each of AIC Holding Co., Hyatt International Corporation and Hyatt International Holdings Co., each a direct or indirect wholly-owned subsidiary of Hyatt, may be deemed to beneficially own Company Shares to be held by HI Holdings Playa.
(8)	The sole members of TPG Pace Sponsor, LLC are Mr. Peterson and TPG Holdings III, L.P., whose general partner is TPG Holdings III-A, L.P., whose general partner is TPG Holdings III-A, Inc., whose sole shareholder is TPG Group Holdings (SBS), L.P., whose general partner is TPG Group Holdings (SBS) Advisors, LLC, whose sole member is TPG Group Holdings (SBS) Advisors, Inc., whose sole shareholders are David Bonderman and James G. Coulter. Messrs. Bonderman, Coulter and Peterson disclaim beneficial ownership of the securities held by TPG Pace Sponsor, LLC except to the extent of their pecuniary interest therein. The number of Ordinary Shares reported in respect of TPG Pace Sponsor, LLC in the table above does not include any other Ordinary Shares Messrs. Bonderman, Coulter and Peterson may directly or indirectly hold. The address of each of TPG Pace Sponsor, LLC, TPG Group Holdings (SBS) Advisors, Inc. and Messrs. Bonderman, Coulter and Peterson is c/o TPG Global, LLC, 301 Commerce Street, Suite 3300, Fort Worth, Texas 76102.

Directors and Executive Officers

Information with respect to the Company’s directors and executive officers immediately after the Closing is set forth in the Registration Statement in the section entitled “Management of Holdco after the Business Combination” beginning on page 280 of the Registration Statement, and is included in this Current Report on Form 8-K as Exhibit 99.4.

On March, 11, 2017, each of Messrs. Wardinski, Hackwell, Haggerty, Hirsch, Jones, Klein, Millham, Peterson and Sarukhan and Ms. Lieberman were appointed to serve as directors of the post-combination company effective upon consummation of the Business Combination. The size of the Board is ten members. Biographical information for these individuals is set out in the Registration Statement in the section entitled “Management of Holdco after the Business Combination” beginning on page 280 of the Registration Statement, and is included in this Current Report on Form 8-K as Exhibit 99.4.

The Board appointed Messrs. Jones, Hackwell and Sarukhan and Ms. Lieberman to serve on the Audit Committee, with Mr. Jones serving as its Chairperson. The Board appointed Messrs. Millham, Haggerty, Hirsch and Peterson to serve on the Compensation Committee, with Mr. Millham serving as its Chairperson. The Board appointed Messrs. Hirsch, Klein and Millham and Ms. Lieberman to serve on the Nominating and Governance Committee, with Mr. Hirsch serving as its Chairperson. The Board appointed Messrs. Peterson, Hirsch and Wardinski to serve on the Capital Allocation Committee, with Mr. Peterson serving as its Chairperson. Information with respect to the Company’s Audit Committee, Compensation Committee, Nominating and Governance Committee and Capital Allocation Committee is set forth in the Registration Statement in the section entitled “Management of Holdco After the Business Combination – Board Committees” beginning on page 288 of the Registration Statement, and is included in this Current Report on Form 8-K as Exhibit 99.4.

In connection with the consummation of the Business Combination, on March, 11, 2017, Bruce D. Wardinski was appointed to serve as the Company’s Chairman and Chief Executive Officer, Alexander Stadlin was appointed to serve as the Company’s Chief Operating Officer, Larry K. Harvey was appointed to serve as the Company’s Chief Financial Officer, Kevin Froemming was appointed to serve as the Company’s Chief Marketing Officer and David Camhi was appointed to serve as the Company’s General Counsel and Secretary. Biographical information for these individuals is set forth in the Registration Statement in the section entitled “Management of Holdco After the Business Combination” beginning on page 280 of the Registration Statement, and is included in this Current Report on Form 8-K as Exhibit 99.4.

In connection with the Closing, on March 11, 2017 each executive officer of Holdco immediately prior to the Closing resigned from his respective position as an executive officer of the post-combination company.

Executive Compensation

The compensation of Playa’s named executive officers before the Business Combination is set forth in the Registration Statement in the section entitled “Business of Playa and Certain Information about Playa – Executive Compensation” beginning on page 230 of the Registration Statement, which is incorporated herein by reference. The compensation for the Company’s executive officers after the Closing of the Business Combination is set forth in the section entitled “Management of Holdco After the Business Combination – Holdco Executive Compensation After the Business Combination” beginning on page 294 of the Registration Statement, and is included in this Current Report on Form 8-K as Exhibit 99.4.

Director Compensation

The compensation for the Company’s directors upon the Closing of the Business Combination is generally described in the Registration Statement in the section entitled “Management of Holdco After the Business Combination – Director Compensation,” beginning on page 300 of the Registration Statement, and is included in this Current Report on Form 8-K as Exhibit 99.4.

Certain Relationships and Related Transactions

The description of certain relationships and related transactions is included in the Registration Statement in the section entitled “Certain Relationships and Related Transactions” beginning on page 332 of the Registration Statement, and is included in this Current Report on Form 8-K as Exhibit 99.4.

The information set forth in the sections entitled “Shareholders Agreement,” “Registration Rights Agreement” and “Subscription Agreements,” “Indemnification Agreements” and “Warrant Agreements” in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Director Independence

NASDAQ listing standards require that a majority of the Board be independent. An “independent director” is defined generally as a person other than an officer or employee of a company or its subsidiaries or any other individual having a relationship which in the opinion of the board of directors of such company, would interfere with the director’s exercise of independent judgment in carrying out the responsibilities of a director.

All of our directors are independent pursuant to the rules of the NASDAQ except Mr. Wardinski, our Chairman and Chief Executive Officer.

Legal Proceedings

Information about legal proceedings is set forth in the Registration Statement in the section entitled “Business of Playa and Certain Information about Playa – Legal Proceedings” on page 230 of the Registration Statement, and is included in this Current Report on Form 8-K as Exhibit 99.4.

Market Price of and Dividends on the Registrant’s Common Equity and Related Shareholder Matters

Market Information and Holders

Historical market price information regarding the Company is not provided because, as of the date of this Current Report on Form 8-K, there has been no established public market for the Holdco Shares or Company Public Warrants for a full quarterly period or any interim period for which financial statements are included, or required to be included, in this Current Report on Form 8-K.

As of March 13, 2017, there are no outstanding options to purchase Company Shares, 70,000,000 warrants to purchase Company Shares and no securities convertible into Company Shares. As of March 13, 2017, the Company has agreed to register under the Securities Act for sale by security holders 5,147,405 Company Shares. The Company has reserved a total of 4,000,000 Company Shares for issuance pursuant to the 2017 Plan, subject to certain adjustments set forth in the 2017 Plan.

As of March 11, 2017, there were approximately 1,000 holders of Company Shares.

In connection with the Closing, Company Shares and Company Public Warrants are listed on NASDAQ under the symbols “PLYA” and “PLYAW,” respectively.

Dividends

We have not paid any cash dividends on the Company Shares to date. The payment of cash dividends in the future will be dependent upon our revenues and earnings, if any, capital requirements and general financial condition subsequent to completion of the Business Combination. The payment of any cash dividends subsequent to the Business Combination will be within the discretion of the Company Board. However, we do not anticipate paying any dividends on the Company Shares for the foreseeable future.

Recent Sales of Unregistered Securities

On March 11, 2017, the Company issued 82,751 Ordinary Shares to Playa employees, their family members and persons with business relationships with Playa (the “Playa Employee Offering”) for an aggregate purchase price of $798,547.15. The sale of Ordinary Shares in the Playa Employee Offering was made in reliance upon an exemption from registration provided by Section 4(a)(2) of the Securities Act and/or Regulation D promulgated thereunder, as a transaction not involving a public offering.

Information about the Playa Employee Offering is set forth in the Registration Statement in the section entitled “Subscription Agreements” on page 165 of the Registration Statement, which is incorporated herein by reference.

Description of the Company’s Securities

A description of the Company’s ordinary shares and the Company’s warrants is included in the Registration Statement in the section entitled “Description of Holdco Securities” beginning on page 303 of the Registration Statement, and is included in this Current Report on Form 8-K as Exhibit 99.4.

The Company has authorized 200,000,000 shares of ordinary shares with a nominal value of € 0.10 per share. The outstanding shares of our common stock are duly authorized, validly issued, fully paid and non-assessable. As of the Closing Date, there were 103,464,186 ordinary shares outstanding, held of record by approximately 1,000 holders of ordinary shares and 70,000,000 warrants outstanding held of record by approximately 500 holders of warrants. Such numbers do not include Depository Trust Company participants or beneficial owners holding shares through nominee names.

Indemnification of Directors and Officers

Information about the indemnification of the Company’s directors and officers is set forth in the Registration Statement in the section entitled “Indemnification of Officers and Directors” on page II-1 of the Registration Statement, which is incorporated herein by reference.

Financial Statements, Supplementary Data and Exhibits

The information set forth under Item 9.01 of this Current Report on Form 8-K is incorporated herein by reference. The financial statements of Pace and Playa included in the Registration Statement beginning on page F-6 are incorporated herein by reference.

Item 3.02	Unregistered Sales of Equity Securities.

The description of the consideration payable to Playa Shareholders in the Business Combination under Item 2.01 of this Current Report on Form 8-K is incorporated by reference herein. The Company Shares issued to Playa Shareholders in the Business Combination were not registered under the Securities Act in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act and/or Regulation D promulgated thereunder.

Information about the Playa Employee Offering is set forth in the Registration Statement in the section entitled “Subscription Agreements” on page 165 of the Registration Statement, which is incorporated herein by reference. The 82,751 Company Shares issued to pursuant to the Playa Employee Offering, which was consummated on March 11, 2017, were not registered under the Securities Act in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act and/or Regulation D promulgated thereunder.

Item 3.03	Material Modification to Rights of Security Holders.

On March 10, 2017, the Company was converted to a Dutch public limited liability company and changed its Articles of Association, as a result of which the Company was renamed Porto Holdco N.V. Subsequently, on March 11, 2017, Playa and the Company entered into a deed of merger pursuant to which Playa was merged with and into the Company and the Company’s Articles of Association were changed, as a result of with the Company was renamed Playa Hotels & Resorts N.V. at the time of the merger becoming effective. The material terms of the Articles of Association and the general effect upon the rights of holders of the Company’s ordinary shares are included in the Registration Statement under the sections entitled “Proposal No. 3 – Holdco Articles of Association Proposal,” beginning on page 348 of the Registration Statement and “Comparison of Shareholder Rights” beginning of page 314 of the Registration Statement, which are incorporated herein by reference.

A copy of the Association of Playa Hotels & Resorts N.V.is attached as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 4.01	Changes in the Registrant’s Certifying Accountant.

Change of the Company’s Independent Registered Public Accounting Firm

On March 10, 2017, the Company engaged Deloitte & Touche LLP (“Deloitte”) as the Company’s independent registered public accounting firm to audit the Company’s consolidated financial statements. Deloitte served as the independent registered public accounting firm of Playa prior to the Business Combination, and on March 10, 2017, our board of directors approved the change of accountants to Deloitte. Accordingly, KPMG LLP, the Company’s independent registered public accounting firm prior to the Business Combination, was informed that it would be dismissed as the Company’s independent registered public accounting firm upon the completion of the audit of the consolidated financial statements of the Company as of December 31, 2016 and for the period from December 9, 2016 (inception) through December 31, 2016.

KPMG’s report on the Company’s consolidated financial statements as of December 31, 2016, and for the period from December 9, 2016 (inception) to December 31, 2016, did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles.

During the period from December 9, 2016 (inception) to December 31, 2016, and subsequent period through March 13, 2017, there were no: (i) disagreements with KPMG LLP on any matter of accounting principles or practices, financial statement disclosure or auditing scope procedure, which disagreements if not resolved to their satisfaction would have caused them to make reference to the subject matter of the disagreement in connection with its report, or (ii) reportable events as defined in Item 304(a)(1)(v) of Regulation S-K.

During the period from December 9, 2016 (inception) to December 31, 2016, and subsequent period through March 13, 2017, the Company has not consulted with Deloitte regarding the application of accounting principles to a specified transaction, either contemplated or proposed, or the type of audit opinion that might be rendered on the financial statements of the Company.

A letter from KPMG LLP is attached as Exhibit 16.1 to this Form 8-K.

Item 5.01	Changes in Control of the Registrant.

The disclosure set forth under “Introductory Note” and “Item 2.01. Completion of Acquisition or Disposition of Assets” above is incorporated in this Item 5.01 by reference.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Departure of Directors and Certain Officers

On March 11, 2017, each of P.E. Gouveia Fernandes Das Neves and J.H. Siemssen delivered his resignation as managing director of the Company. On March 11, 2017, P.E. Gouveia Fernandes Das Neves delivered his resignation as Chief Executive Officer of the Company.

Incentive Plan

The disclosure set forth in the section entitled “2017 Omnibus Incentive Plan” beginning on page 295 of the Registration Statement is incorporated in this Item 5.02 by reference.

On March 10, 2017, the Company Board approved the grant, subject to certain SEC filing requirements, of an award of restricted shares to each of our executive officers, which will have the following aggregate grant date fair values: Bruce Wardinski, $2,600,000; Alex Stadlin, $1,550,000; Larry Harvey, $1,000,000; and Kevin Froemming, $900,000. The number of restricted shares subject to each award will be determined on the actual grant date based on the closing price of the Company’s ordinary shares on such grant date.

The restricted shares will be granted under our 2017 Omnibus Incentive Plan and will be subject to the terms and conditions set forth in the form of Restricted Shares Agreement attached to this Current Report on Form 8-K as Exhibit 10.27.

Directors and Executive Officers

The disclosure set forth in the sections entitled “Directors and Executive Officers” and “Executive Compensation” in Item 2.01 of this Current Report on Form 8-K is incorporated in this Item 5.02 by reference.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The disclosure set forth in Item 3.03 of this Current Report on Form 8-K is incorporated in this Item 5.03 by reference.

Item 5.06	Change in Shell Company Status.

As a result of the Business Combination, which fulfilled the definition of an “initial business combination” as required by Pace’s organizational documents, Pace, a predecessor of the Company, ceased to be a shell company upon the closing of the Business Combination. The material terms of the Business Combination are described in the Registration Statement in the section entitled “The Business Combination” beginning on page 109 of the Registration Statement, which is incorporated herein by reference.

Item 5.07	Submission of Matters to a Vote of Security Holders.

Present at the Extraordinary General Meeting of the shareholders of Pace on March 1, 2017 (the “Meeting”) were holders of 53,101,981 of Pace’s Common Stock in person or by proxy, representing 94.39% of the voting power of the shares of the common stock as of February 8, 2017, the record date for the Extraordinary General Meeting, and constituting a quorum for the transaction of business.

The shareholders of Pace voted on the following items at the Extraordinary General Meeting; each proposal is described in more detail in the Registration Statement and incorporated by reference in this Current Report on Form 8-K:

1.	Business Combination Proposal — To adopt the Transaction Agreement and approve the transactions contemplated thereby, including the Business Combination (the “Business Combination Proposal”) (Proposal No. 1);

2.	Pace Merger Proposal — To approve the Pace Merger and authorize, approve and confirm the Merger Proposal between the Company and Playa (the “Plan of Merger”) (the “Pace Merger Proposal”) (Proposal No. 2);

3.	Articles of Association Proposal — To consider and vote upon, on a non-binding advisory basis, a proposal to approve certain governance provisions contained in our Articles of Association that are not required by Dutch law and materially affect shareholder rights (the “Articles of Association Proposal”) (Proposal No. 3):

A. The election of director candidates and incumbent directors annually for appointment for a term ending at the end of the annual General Meeting to be held in the year following their appointment (the “Articles of Association– Term of Board of Directors Proposal”);

B. The requirement that a notice of a general meeting of shareholders must include items for which a written request has been given (no later than 60 days prior to the general meeting) by one or more shareholders representing (individually or collectively) 3% or more of our issued share capital (the “Articles of Association– Ability to Bring Matters for Discussion Before a General Meeting Proposal”);

C. A provision that certain parties who compete with us will be prohibited from beneficially owning ordinary shares exceeding certain percentage thresholds of the issued and outstanding ordinary shares of the Company, as reasonably calculated by the Company Board (the “Articles of Association– Shareholding Limits for Certain Shareholders Proposal”); and

D. The requirement that, subject to certain exceptions, the holders of at least one third of the issued and outstanding ordinary shares of our capital, present in person or represented by proxy, will constitute a quorum at a general meeting of shareholders (the “Articles of Association– Quorum Required to Conduct Business before a General Meeting Proposal”).

4.	Adjournment Proposal – To approve the adjournment of the Meeting to a later date or dates (i) to the extent necessary to ensure that any required supplement or amendment to the proxy statement/prospectus is provided to Pace shareholders or, if as of the time for which the Meeting is scheduled, there are insufficient Pace ordinary shares represented (either in person or by proxy) to constitute a quorum necessary to conduct business at the Meeting, (ii) in order to solicit additional proxies from Pace shareholders in favor of the Business Combination Proposal and the Pace Merger Proposal, or (iii) if Pace shareholders redeem an amount of class A ordinary shares such that the minimum proceeds condition to each party’s obligation to consummate the Business Combination would not be satisfied (the “Adjournment Proposal”).

The voting results for each of these proposals are set forth below.

1.	Approval of the Business Combination Proposal

For	Against	Abstain
52,586,239	506,627	9,115

Based on the votes set forth above, the shareholders adopted the Transaction Agreement and approved the transactions contemplated thereby, including the Business Combination.

2.	Approval of the Pace Merger Proposal

For	Against	Abstain
52,586,033	506,627	9,321

Based on the votes set forth above, the shareholders approved the Pace Merger and authorized, approved and confirmed the Plan of Merger.

3A.	Approval of Articles of Association– Term of Board of Directors Proposal

For	Against	Abstain
52,489,671	0	612,310

3B.	Approval of Articles of Association– Ability to Bring Matters for Discussion before a General Meeting Proposal

For	Against	Abstain
42,242,779	10,246,892	612,310

3C.	Approval of Articles of Association– Shareholding Limits for Certain Shareholders Proposal

For	Against	Abstain
52,455,786	33,125	613,070

3D.	Approval of Articles of Association– Quorum Required to Conduct Business before a General Meeting Proposal

For	Against	Abstain
41,945,581	10,544,090	612,310

Based on the votes set forth above, the shareholders, on a non-binding advisory basis, approved certain governance provisions contained in the Articles of Association.

4.	Approval of the Adjournment Proposal

For	Against	Abstain
50,168,190	676,481	2,257,310

With respect to the Adjournment Proposal, although the Adjournment Proposal would have received sufficient votes to be approved, no motion to adjourn was made because the adjournment of the Meeting was determined not to be necessary or appropriate.

Item 8.01	Other Events.

The consolidated financial statements of Porto Holdco B.V. as of December 31, 2016 and for the period from December 9, 2016 (inception) to December 31, 2016 are included in this Current Report on Form 8-K as Exhibit 99.5.

Item 9.01	Financial Statements and Exhibits.

(a) Financial statements of businesses acquired

The audited consolidated financial statements of Playa and its subsidiaries as of December 31, 2016 and 2015 for each of the three years in the period ended December 31, 2016 is included in this Current Report on Form 8-K as Exhibit 99.3.

The consolidated financial statements of Pace and its subsidiaries at December 31, 2016 included in Pace’s Form 10-K filed with the Securities and Exchange Commission on March 3, 2017, along with other excerpts from the Form 10-K are included in this Current Report on Form 8-K as Exhibit 99.6.

(b) Pro Forma Financial Information

The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2016 give pro forma effect to the Business Combination as if it had occurred on January 1, 2016. The unaudited pro forma condensed combined balance sheet as of December 31, 2016 assumes that the Business Combination was completed on December 31, 2016.

The unaudited pro forma condensed combined financial information is included in this Current Report on Form 8-K as Exhibit 99.2.

(d) Exhibits

Exhibit Number	Exhibit Description

3.1	Articles of Association of Playa Hotels & Resorts N.V. (incorporated by reference to Exhibit 3.2 to the Registration Statement on Form S-4 filed by Porto Holdco B.V. with the Securities and Exchange Commission on February 7, 2017)

3.2	Board Rules for Playa Hotels & Resorts N.V. (incorporated by reference to Exhibit 3.3 to the Registration Statement on Form S-4 filed by Porto Holdco B.V. with the Securities and Exchange Commission on February 7, 2017)

4.1	Indenture, dated as of August 9, 2013, by and among Playa Resorts Holding B.V., the Guarantors listed therein and The Bank of New York Mellon Trust Company, N.A.

4.2	Supplemental Indenture, dated as of August 13, 2013, by and among Playa Resorts Holding B.V., the Guarantors listed therein and The Bank of New York Mellon Trust Company, N.A.

4.3	Second Supplemental Indenture, dated as of February 26, 2014, by and among Playa Resorts Holding B.V., the Guarantors listed therein and The Bank of New York Mellon Trust Company, N.A.

4.4	Third Supplemental Indenture, dated as of May 11, 2015, by and among Playa Resorts Holding B.V., the Guarantors listed therein and The Bank of New York Mellon Trust Company, N.A.

4.5	Fourth Supplemental Indenture, dated as of October 4, 2016, by and among Playa Resorts Holding B.V., the Guarantors listed therein and The Bank of New York Mellon Trust Company, N.A.

4.6	Fifth Supplemental Indenture, dated as of December 21, 2016, by and among Playa Resorts Holding B.V, the Guarantors listed therein and the Bank of New York Mellon Trust Company, N.A.

10.1	Shareholder Agreement (incorporated by reference to Exhibit 10.1 to the Registration Statement on Form S-4 filed by Porto Holdco B.V. with the Securities and Exchange Commission on February 7, 2017)

10.2	Registration Rights Agreement (incorporated by reference to Exhibit 10.2 to the Registration Statement on Form S-4 filed by Porto Holdco B.V. with the Securities and Exchange Commission on February 7, 2017)

10.3	Investor Subscription Agreement (incorporated by reference to Exhibit 10.3 to the Registration Statement on Form S-4 filed by Porto Holdco B.V. with the Securities and Exchange Commission on February 7, 2017)

10.4	PHC Investor Subscription Agreements (incorporated by reference to Exhibit 10.4 to the Registration Statement on Form S-4 filed by Porto Holdco B.V. with the Securities and Exchange Commission on February 7, 2017)

10.5	Form of Playa Investor Subscription Agreements, dated as of March 11, 2017, by and between the Company and each Playa Investor party thereto

10.6	Parent Sponsor Letter Agreement (incorporated by reference to Exhibit 10.5 to the Registration Statement on Form S-4 filed by Porto Holdco B.V. with the Securities and Exchange Commission on February 7, 2017)

10.7	Waiver Agreement (incorporated by reference to Exhibit 10.6 to the Registration Statement on Form S-4 filed by Porto Holdco B.V. with the Securities and Exchange Commission on February 7, 2017)

10.8	Parent Merger Agreement (incorporated by reference to Exhibit 10.8 to the Registration Statement on Form S-4 filed by Porto Holdco B.V. with the Securities and Exchange Commission on February 7, 2017)

10.9	Company Merger Proposal (incorporated by reference to Exhibit 10.9 to the Registration Statement on Form S-4 filed by Porto Holdco B.V. with the Securities and Exchange Commission on February 7, 2017)

10.10	Company Earnout Warrant Agreement (incorporated by reference to Exhibit 10.10 to the Registration Statement on Form S-4 filed by Porto Holdco B.V. with the Securities and Exchange Commission on February 7, 2017)

10.11	Sponsor Earnout Warrant Agreement, dated as of March 10, 2017, by and between the Company and TPG Pace Sponsor, LLC (formerly, TPACE Sponsor Corp.)

10.12	Warrant Agreement, dated as of March 10, 2017, by and among the Company, Computershare, Inc. and Computershare Trust Company N.A.

10.13	Holdco Founder Warrants Agreement, dated as of March 10, 2017, by and between the Company and TPG Pace Sponsor, LLC (formerly, TPACE Sponsor Corp.)

10.14	Form of Holdco Founder Warrants Agreement, dated as of March 11, 2017, by and between the Company and each of the former shareholders of Playa Hotels & Resorts B.V.

10.15	Director & Officer Indemnification Agreement (incorporated by reference to Exhibit 10.11 to the Registration Statement on Form S-4 filed by Porto Holdco B.V. with the Securities and Exchange Commission on February 7, 2017)

10.16	2017 Omnibus Incentive Plan (incorporated by reference to Exhibit 10.12 to the Registration Statement on Form S-4 filed by Porto Holdco B.V. with the Securities and Exchange Commission on February 7, 2017)

10.17	Form of Amended and Restated Franchise Agreement by Franchisee named therein and Hyatt Franchising Latin America, L.L.C.

10.18	Form of First Amendment to the Amended and Restated Franchise Agreement by Franchisee named therein and Hyatt Franchising Latin America, L.L.C.

10.19	Credit Agreement, dated as of August 9, 2013, by and among Playa Hotels & Resorts B.V., Playa Resorts Holding B.V., the Guarantors party thereto, Deutsche Bank AG New York Branch and the other lenders party thereto

10.20	First Amendment to Credit Agreement, dated as of February 26, 2014, by and among Playa Resorts Holding B.V., the Guarantors party thereto, Deutsche Bank AG New York Branch and the other lenders party thereto

10.21	Second Amendment to Credit Agreement, dated as of May 27, 2014, by and among Playa Resorts Holding B.V., the Guarantors party thereto, Deutsche Bank AG New York Branch and the other lenders party thereto

10.22	Strategic Alliance Agreement, dated as of December 14, 2016, by and between Hyatt Franchising Latin America, L.L.C. and Playa Hotels & Resorts B.V.

10.23	Executive Employment Agreement, dated as of August 31, 2016, by and among Playa Resorts Management, LLC, Playa Hotel & Resorts, B.V. and Bruce D. Wardinski

10.24	Executive Employment Agreement, dated as of September 21, 2016, by and between Playa Resorts Management, LLC and Larry K. Harvey

10.25	Executive Employment Agreement, dated as of September 15, 2016, by and between Playa Management USA, LLC and Kevin Froemming

10.26	Executive Employment Agreement, dated as of September 15, 2016, by and between Playa Management USA, LLC and Alexander Stadlin

10.27	Form of Restricted Shares Agreement

16.1	Letter from KPMG LLP to the Securities and Exchange Commission dated March 13, 2017

99.1	Playa Management’s Discussion and Analysis of Financial Condition and Results of Operations

99.2	Unaudited Pro Forma Condensed Combined Financial Information as of and for the year ended December 31, 2016

99.3	Audited Consolidated Financial Information of Playa as of December 31, 2016 and 2015 and for each of the three years in the period ended December 31, 2016

99.4	Excerpts from the Form S-4 (333-215162) filed with the SEC on February 7, 2017

99.5	Audited Consolidated Financial Statements of Porto Holdco B.V. as of December 31, 2016 and for the period from December 9, 2016 (inception) to December 31, 2016

99.6	Excerpts from Pace’s Form 10-K for the year ended December 31, 2016

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Playa Hotels & Resorts N.V.

Date: March 14, 2017	By:	/s/ Larry Harvey
Larry Harvey
Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Exhibit Description

3.1	Articles of Association of Playa Hotels & Resorts N.V. (incorporated by reference to Exhibit 3.2 to the Registration Statement on Form S-4 filed by Porto Holdco B.V. with the Securities and Exchange Commission on February 7, 2017)

3.2	Board Rules for Playa Hotels & Resorts N.V. (incorporated by reference to Exhibit 3.3 to the Registration Statement on Form S-4 filed by Porto Holdco B.V. with the Securities and Exchange Commission on February 7, 2017)

4.1	Indenture, dated as of August 9, 2013, by and among Playa Resorts Holding B.V., the Guarantors listed therein and The Bank of New York Mellon Trust Company, N.A.

4.2	Supplemental Indenture, dated as of August 13, 2013, by and among Playa Resorts Holding B.V., the Guarantors listed therein and The Bank of New York Mellon Trust Company, N.A.

4.3	Second Supplemental Indenture, dated as of February 26, 2014, by and among Playa Resorts Holding B.V., the Guarantors listed therein and The Bank of New York Mellon Trust Company, N.A.

4.4	Third Supplemental Indenture, dated as of May 11, 2015, by and among Playa Resorts Holding B.V., the Guarantors listed therein and The Bank of New York Mellon Trust Company, N.A.

4.5	Fourth Supplemental Indenture, dated as of October 4, 2016, by and among Playa Resorts Holding B.V., the Guarantors listed therein and The Bank of New York Mellon Trust Company, N.A.

4.6	Fifth Supplemental Indenture, dated as of December 21, 2016, by and among Playa Resorts Holding B.V, the Guarantors listed therein and the Bank of New York Mellon Trust Company, N.A.

10.1	Shareholder Agreement (incorporated by reference to Exhibit 10.1 to the Registration Statement on Form S-4 filed by Porto Holdco B.V. with the Securities and Exchange Commission on February 7, 2017)

10.2	Registration Rights Agreement (incorporated by reference to Exhibit 10.2 to the Registration Statement on Form S-4 filed by Porto Holdco B.V. with the Securities and Exchange Commission on February 7, 2017)

10.3	Investor Subscription Agreement (incorporated by reference to Exhibit 10.3 to the Registration Statement on Form S-4 filed by Porto Holdco B.V. with the Securities and Exchange Commission on February 7, 2017)

10.4	PHC Investor Subscription Agreements (incorporated by reference to Exhibit 10.4 to the Registration Statement on Form S-4 filed by Porto Holdco B.V. with the Securities and Exchange Commission on February 7, 2017)

10.5	Form of Playa Investor Subscription Agreements, dated as of March 11, 2017, by and between the Company and each Playa Investor party thereto

10.6	Parent Sponsor Letter Agreement (incorporated by reference to Exhibit 10.5 to the Registration Statement on Form S-4 filed by Porto Holdco B.V. with the Securities and Exchange Commission on February 7, 2017)

10.7	Waiver Agreement (incorporated by reference to Exhibit 10.6 to the Registration Statement on Form S-4 filed by Porto Holdco B.V. with the Securities and Exchange Commission on February 7, 2017)

10.8	Parent Merger Agreement (incorporated by reference to Exhibit 10.8 to the Registration Statement on Form S-4 filed by Porto Holdco B.V. with the Securities and Exchange Commission on February 7, 2017)

10.9	Company Merger Proposal (incorporated by reference to Exhibit 10.9 to the Registration Statement on Form S-4 filed by Porto Holdco B.V. with the Securities and Exchange Commission on February 7, 2017)

10.10	Company Earnout Warrant Agreement (incorporated by reference to Exhibit 10.10 to the Registration Statement on Form S-4 filed by Porto Holdco B.V. with the Securities and Exchange Commission on February 7, 2017)

10.11	Sponsor Earnout Warrant Agreement, dated as of March 10, 2017, by and between the Company and TPG Pace Sponsor, LLC (formerly, TPACE Sponsor Corp.)

10.12	Warrant Agreement, dated as of March 10, 2017, by and among the Company, Computershare, Inc. and Computershare Trust Company N.A.

10.13	Holdco Founder Warrants Agreement, dated as of March 10, 2017, by and between the Company and TPG Pace Sponsor, LLC (formerly, TPACE Sponsor Corp.)

10.14	Form of Holdco Founder Warrants Agreement, dated as of March 11, 2017, by and between the Company and each of the former shareholders of Playa Hotels & Resorts B.V.

10.15	Director & Officer Indemnification Agreement (incorporated by reference to Exhibit 10.11 to the Registration Statement on Form S-4 filed by Porto Holdco B.V. with the Securities and Exchange Commission on February 7, 2017)

10.16	2017 Omnibus Incentive Plan (incorporated by reference to Exhibit 10.12 to the Registration Statement on Form S-4 filed by Porto Holdco B.V. with the Securities and Exchange Commission on February 7, 2017)

10.17	Form of Amended and Restated Franchise Agreement by Franchisee named therein and Hyatt Franchising Latin America, L.L.C.

10.18	Form of First Amendment to the Amended and Restated Franchise Agreement by Franchisee named therein and Hyatt Franchising Latin America, L.L.C.

10.19	Credit Agreement, dated as of August 9, 2013, by and among Playa Hotels & Resorts B.V., Playa Resorts Holding B.V., the Guarantors party thereto, Deutsche Bank AG New York Branch and the other lenders party thereto

10.20	First Amendment to Credit Agreement, dated as of February 26, 2014, by and among Playa Resorts Holding B.V., the Guarantors party thereto, Deutsche Bank AG New York Branch and the other lenders party thereto

10.21	Second Amendment to Credit Agreement, dated as of May 27, 2014, by and among Playa Resorts Holding B.V., the Guarantors party thereto, Deutsche Bank AG New York Branch and the other lenders party thereto

10.22	Strategic Alliance Agreement, dated as of December 14, 2016, by and between Hyatt Franchising Latin America, L.L.C. and Playa Hotels & Resorts B.V.

10.23	Executive Employment Agreement, dated as of August 31, 2016, by and among Playa Resorts Management, LLC, Playa Hotel & Resorts, B.V. and Bruce D. Wardinski

10.24	Executive Employment Agreement, dated as of September 21, 2016, by and between Playa Resorts Management, LLC and Larry K. Harvey

10.25	Executive Employment Agreement, dated as of September 15, 2016, by and between Playa Management USA, LLC and Kevin Froemming

10.26	Executive Employment Agreement, dated as of September 15, 2016, by and between Playa Management USA, LLC and Alexander Stadlin

10.27	Form of Restricted Shares Agreement

16.1	Letter from KPMG LLP to the Securities and Exchange Commission dated March 13, 2017

99.1	Playa Management’s Discussion and Analysis of Financial Condition and Results of Operations

99.2	Unaudited Pro Forma Condensed Combined Financial Information as of and for the year ended December 31, 2016

99.3	Audited Consolidated Financial Information of Playa as of December 31, 2016 and 2015 and for each of the three years in the period ended December 31, 2016

99.4	Excerpts from the Form S-4 (333-215162) filed with the SEC on February 7, 2017

99.5	Audited Consolidated Financial Statements of Porto Holdco B.V. as of December 31, 2016 and for the period from December 9, 2016 (inception) to December 31, 2016

99.6	Excerpts from Pace’s Form 10-K for the year ended December 31, 2016